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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Metromedia Fiber Network, Inc., of our report dated July 28, 2000 relating to the financial statements of SiteSmith, Inc., which appear in the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc. dated January 26, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
February 9, 2001